UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2015

Blue Capital Reinsurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36169	98-1120002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 278-5004

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

By letter received on July 31, 2015, Mr. Christopher L. Harris, Chairman and a member of the Company’s Board of Directors (the “Board”), advised the Company of his resignation from the Board effective July 31, 2015 in light of the completed merger among Montpelier Re Holdings Ltd. (“Montpelier”) and Endurance Specialty Holdings Ltd (“Endurance”) and his related resignations, also dated July 31, 2015, from all of his former executive positions and directorships with Montpelier and its subsidiaries.

Mr. Harris has served as Chairman and a member of the Board since 2013.

The Company expects to promptly appoint a new director to fill the vacancy on the Board created by Mr. Harris’ resignation and name a new Chairman of the Board.  The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission promptly following the completion of these expected actions.

ITEM 8.01                                  OTHER EVENTS.

Effective July 31, 2015, in accordance with the Agreement and Plan of Merger, dated as of March 31, 2105, among Montpelier and Millhill Holdings Ltd. (“Merger Sub”), a wholly-owned subsidiary of Endurance, Montpelier was merged into Merger Sub with Merger Sub continuing as the surviving company.  As a result of the said merger: (i) Endurance became the beneficial owner of 33.3% of the Company’s outstanding common shares, representing those common shares formerly beneficially owned by Montpelier; and (ii) Endurance will continue to provide each of the services to the Company and its subsidiaries that had formerly been provided by Montpelier and its subsidiaries.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Letter received by the Company on July 31, 2015, from Christopher L. Harris.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

August 3, 2015	By:	/s/ Michael S. Paquette
Date	Name:	Michael S. Paquette
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter received by the Company on July 31, 2015, from Christopher L. Harris.

3